                                    EXHIBIT 10.10


                              REPUBLIC CORPORATE CENTER
                                 LOUISVILLE, KENTUCKY

                                    INDEX TO LEASE


     Article                                                       Page
     -------                                                       ----
     I.     Premises                                                 1

     II.    Term                                                     1

     III.   Rent and Operating Expenses                              2

     IV.    Use                                                      3

     V.     Possession                                               3

     VI.    Services to be Provided                                  4

     VII.   Maintenance and Repair; Alterations                      4

     VIII.  Access                                                   5

     IX.    Damage or Destruction                                    6

     X.     Indemnity                                                6

     XI.    Insolvency, Etc.                                         7

     XII.   Remedies                                                 7

     XIII.  Insurance                                                8

     XIV.   Liens                                                    9

     XV.    Assignment; Subletting; Mortgaging                      10

     XVI.   Estoppel Certificate                                    10

     XVII.  Taxes                                                   10

     XVIII. Priority of Lease                                       11


                                    INDEX TO LEASE

     Article                                                      Page
     -------                                                      ----
     XIX.   Fixtures and Personal Property;
            Surrender                                               12

     XX.    Hold over Tenancy                                       13

     XXI.   Waiver of Subrogation                                   13

     XXII.  Notices                                                 13

     XXIII. Rights Reserved by Landlord                             14

     XXIV.  Condemnation                                            14

     XXV.   Miscellaneous Provisions                                14


                                     OFFICE LEASE


     THIS LEASE, dated and effective this 1st day of October, 1996, is between TEECO Properties, hereinafter referred to as "Landlord" and Republic Bank & Trust Company, hereinafter referred to as the "Tenant". This Lease replaces several leases previously entered into by Landlord and Landlord's predecessor, Jaytee Properties, and Tenant along with Tenant's Lease of an additional 787 square feet from Landlord. All prior leases as of the effective date shall be terminated by agreement of the parties hereto with all parties having been released from their respective duties thereunder, except for any provisions which by their terms survive termination. As parties hereto, Landlord and Tenant agree:


                                 ARTICLE I.  PREMISES

     SECTION 1. Tenant leases from Landlord and Landlord leases to Tenant the following described premises (hereinafter called the "Premises"):

          Being 42,933 square feet of rentable office space located in Republic Corporate Center (hereinafter called "the Building") located at the northwest corner of Sixth and Market Streets in Louisville, Kentucky.


     SECTION 2. The Premises shall be provided in "as is" condition. Tenant acknowledges he has examined the Premises, knows the condition of the Premises, and accepts the Premises in the condition as currently existing. Any remodeling construction and/or redecorating within the Premises shall be performed to the complete and absolute satisfaction of Landlord. The Landlord's written approval shall be obtained by Tenant prior to commencement of any and all improvements and the construction of improvements shall be supervised and approved by Landlord on a continuous basis. Notwithstanding the foregoing, Landlord shall within ten (10) days of its receipt of any plans either (i) give its approval, or (ii) give its disapproval of said plans together with reasons for its disapproval. In any event, if Landlord does not respond within said ten (10) day period, Landlord shall be deemed to approve said submitted plans.


     SECTION 3. This lease confers no rights with respect to the Building other than tenancy of the Premises and the non-exclusive license to use, during such tenancy, the following facilities provided by Landlord: (i) toilet facilities on the floor which the Premises are located (and such other toilet facilities located elsewhere in the Building as may be designated by Landlord for the general use of tenants); (ii) the public entrances to, and main floor lobby in, the Building; and (iii) the passenger elevator serving the Building.

                                  ARTICLE II.  TERM

     Landlord leases the Premises to Tenant, and Tenant hires and takes the Premises from Landlord, for a term of five (5) Lease Years commencing on October 1, 1996 or substantial completion of tenant improvements, (the "Lease Commencement Date") and expiring at midnight on September 30, 2001 unless sooner terminated pursuant to the terms hereof. "Lease Year" shall mean a year period beginning on the first day of a month, which is the first calendar month of the term of the Lease and ending on the day before the anniversary of the first day of such year.

                      ARTICLE III.  RENT AND OPERATING EXPENSES

     SECTION 1. Tenant shall pay to Landlord, at Landlord's office in the Building or at such place as Landlord may from time to time designate, as rental for the Premises, the sum of Sixty Nine Thousand Four Hundred Seventeen dollars ($69,417) per month (the "Rent"). Rent shall be payable in advance on the first day of each calendar month beginning one year after the Lease Commencement Date.

     SECTION 2. In the event that the Rent, or any other sum payable by Tenant to Landlord under this lease, shall not be received (paid) within ten (10) days of the due date thereof, Landlord may, at its option, add a monthly service charge, at a rate which shall be the greater of $25 or 1% for each month or fraction thereof from such rent due date during which such Rent or other sum remains unpaid. Further, in the event that any check which has been remitted to Landlord by Tenant for payment of the Rent, or any other sum payable under this Lease, shall not be honored upon its presentation for payment, then the monthly service charge shall be similarly imposed on said amount from the due date until paid. Acceptance by the Landlord FOR such service charge shall not be deemed to be a waiver by Landlord of any default nor shall it restrict the remedies otherwise available to Landlord hereunder.

     SECTION 3. The operating expenses of the building shall be figured on a base of $5.23 per square foot ("Base Operating Expense"). If in any calendar year during the term of this Lease, the actual operating expenses per square foot of the Building should exceed the base operating expenses per square foot (such excess being hereinafter referred to as the "Operating Expense Differential"), then as additional rent for that year, Tenant shall pay within thirty (30) days of being notified by Landlord of the amount being due for each rentable square foot of floor space leased hereunder, and in any expansion or extensions thereof, the Operating Expense Differential. The Tenant's portion of the Operating Expense Differential for the entire Building shall equal 72%. Landlord's notice shall be accompanied by statements showing the actual operating expenses of the building and the Tenant's proportionate share thereof. For purposes of this exhibit, the term "Operating Expenses" shall mean any and all costs and expenses paid or incurred by Landlord, or its agents, for any calendar year in connection with the operation, servicing, management, maintenance and repair of the Building and the Premises, determined in accordance with generally accepted accounting principles, if any, property taxes, insurance and any tax imposed upon gross receipt of rents, but shall not include: (1) provisions for depreciation; (2) interest on indebtedness, except as provided for herein; (3) income taxes; and (4) dividends.

                                   ARTICLE IV.  USE

     The Premises are to be used only for the purpose of conducting full service administrative and office functions of a bank and for no other business or purpose without the prior written consent of Landlord. Tenant shall not do or permit to be done in or about the Premises anything which is illegal or unlawful; or which is of a hazardous or dangerous nature; or which will increase the rate(s) of insurance upon the Building. Tenant shall (and shall cause its employees to) observe the rules and regulations set forth in EXHIBIT A attached hereto and made a part hereof, as the same may be amended by Landlord from time to time, so long as any said amendment does not substantially or materially alter the right to use and enjoyment of the Premises by Tenant, and Tenant shall comply with all governmental laws and ordinances and all regulations applicable to the use and occupancy of the Building. Notwithstanding the foregoing sentence, Landlord hereby warrants and represents to Tenant that the Building and Premises are currently in compliance with all applicable governmental laws, ordinances and regulations applicable to the use and occupancy of the Building and Premises, and that Tenant shall not be responsible to bring the Premises into compliance if said Premises are not currently in compliance with said governmental laws and ordinances, but rather Landlord shall be responsible, at its expense, to so do.

                                ARTICLE V.  POSSESSION

     If Landlord permits Tenant to enter into possession of the Premises prior to the Lease Commencement Date, all of the terms and conditions of this Lease shall apply during such prior period. Tenant's taking of possession of the Premises are in good and tenantable condition and acceptable for Tenant's use thereof as provided in this Lease.

                         ARTICLE VI.  SERVICES TO BE PROVIDED

     Landlord shall furnish reasonable amounts of heat, air conditioning, water, elevator service and janitor service (collectively "Services") to the Premises from 7:30 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, all such services being subject to energy availability or Energy Consumption Regulations which may be hereafter promulgated. All services at any other times and all special equipment which may be required for such services and all above normal service and special equipment which may be requested for such service during normal business hours or otherwise should be furnished only upon the request of and at the sole cost of Tenant. It is expressly agreed that should any local, state or federal governmental body, agency or public utility restrict or reduce the amount of fuel or energy which may be utilized to provide the utilities and services as specified above, then such restriction or reduction, and the reduction in utilities and services which may result therefrom, shall in no way create or constitute a default on the part of the Landlord, and there shall be no reduction or abatement in the Rent or any other sum payable by Tenant thereunder. Further, Landlord shall not be liable for any injury, damage, inconvenience, or otherwise which may arise or result should the furnishing of any such services by interrupted or prevented by fire, accident, strike, riot, act of God, the making of necessary repairs or improvements, or any other cause beyond the reasonable control or prevention of Landlord, nor, subject only to the provisions of Article X of this Lease, shall the Rent payable by Tenant hereunder abate.

                  ARTICLE VII.  MAINTENANCE AND REPAIR; ALTERATIONS

     SECTION 1. Landlord shall keep and maintain the roof, foundations, floor slab, and all structural walls (including windows and plate glass), gutters and downspouts of the Premises in good order and repair. Landlord shall keep or cause to be kept in good repair all common areas of the Building and appurtenant areas, including lighting systems; drainage systems; mechanical, plumbing, and electrical systems; heat and air conditioning units; and ductwork, lines, pipes, and conduits serving the Premises. Any maintenance, repairs or replacements to any of the foregoing made necessary by any acts or omissions of the Tenant, its agents or employees, shall be paid for by Tenant and Tenant shall reimburse Landlord on demand for the cost of repairing any damage to the Premises or the Building caused by Tenant or its agents or employees. In the event, after reasonable notice to Landlord, Landlord fails to make any repairs as hereinbefore provided, then Tenant shall have the right to make these repairs and deduct the cost thereof from any future rental payments.

     SECTION 2. All maintenance, repairs, or replacements relating to the Premises that are not the obligation of Landlord as set forth in Section 1 above, including lighting and other systems within the premises, shall be the obligation of Tenant and shall be made by Tenant at Tenant's sole cost and expense. Tenant shall maintain, at its expense, the interior of the Premises in good repair and in a clean and attractive condition. Tenant's obligation to maintain, repair and replace includes, but is not limited to, all the interior of the Premises. In the event Tenant fails to comply with the requirements of this Section, Landlord may effect such maintenance and repair and the cost thereof, with interest at the rate of 8.5% per annum, shall be payable within thirty (30) days to Landlord as additional rent.

     SECTION 3. Tenant shall not make any alterations, additions or improvements to the Premises without first obtaining Landlord's prior written consent. In connection with any such request for Landlord's consent to such alterations, additions or improvements to the Premises, Landlord may retain the services of an architect and/or engineer; and the reasonable costs for the services of such architect and/or engineer shall be reimbursed to Landlord by Tenant. Notwithstanding the provisions of this Article VII, in the event any alterations, additions or improvements are minor and not structural, Landlord shall notify Tenant of its disapproval within forty eight (48) hours of Tenant's notification thereof without expense to Tenant. Landlord may make any repairs for the preservation, safety or improvement of the Premises or the Building. All alterations, and improvements made by Tenant shall become the property of Landlord upon making thereof and shall be surrendered to landlord upon the expiration of this Lease. At Tenant's expense, Tenant shall have the right, but not the obligation, to make additional improvements to the Premises with Landlord's consent. Upon termination or expiration of the Lease, Tenant shall have the right to remove all personal property and trade fixtures so long as removal of same does not cause damage to the Premises.

                                ARTICLE VIII.  ACCESS

     Landlord and its agents shall have the right to enter into and upon the Premises at all reasonable times with reasonable notice for the purpose of inspecting, cleaning, repairing, altering or improving the Premises or the Building with the exception of an emergency situation. Landlord shall have the right to show the Premises to prospective tenants with at least one (1) day's written advance notice during the ninety (90) day period prior to the expiration of the term of this Lease and shall have the right at all reasonable times to show the Premises to prospective purchasers of and lenders upon the Building with at least one (1) day's written advance notice. Any damage or loss caused to the Premises and/or to the Tenant by any use of or access to the Premises by Landlord shall be repaired by Landlord at Landlord's expense.

                          ARTICLE IX.  DAMAGE OR DESTRUCTION

     SECTION 1. If the Premises is damaged or destroyed, in whole or in substantial part, and Section 2 does not apply, then Landlord may elect to terminate this Lease as of the date of the damage or destruction by notice given to Tenant in writing not more than twenty (20) days following the date of damage or destruction. If Landlord does not elect to terminate, Landlord shall, at Landlord's expense, proceed to restore the property to substantially the same form, condition and quality as prior to the damage or destruction. If Landlord elects to rebuild and repair, Landlord shall proceed as soon as reasonably possible and thereafter shall proceed without interruption and be completed within one hundred-eighty (180) days after notice has been given of Landlord's intent to rebuild and repair, except for work stoppages on account of labor disputes and matters not under the control of the Landlord. During such period of repair or restoration, the Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the entire Premises identified in
Section 1 of Article I of the Lease.

     SECTION 2. If the Premises is damaged or destroyed, (i) to the extent that more than fifty percent (50%) of the Building is damaged or destroyed, or (ii) to the extent that more than fifty percent (50%) of the Premises is damaged or destroyed, then in such event, Tenant may elect to terminate this Lease as of the date of the damage or destruction by notice given to Landlord in writing not more than twenty (20) days following the date of damage or destruction.

     SECTION 3. Notwithstanding anything contained in this Article to the contrary, Landlord shall not be required to repair, replace, restore, or rebuild any property which Tenant shall be entitled to remove from the Premises under the provisions of this Lease; it being agreed that Tenant shall bear the entire risk of loss, damage or destruction of such property while it is in the Building.

     SECTION 4. If both parties elect to terminate the Lease under the provisions of this Article IX, Tenant shall be entitled to reimbursement for any prepaid rent or other amounts paid by Tenant and attributable to the unused term of the Lease.

                                ARTICLE X.  INDEMNITY

     Tenant shall indemnify and hold Landlord harmless from all loss, damage, liability or expense resulting from an injury to or death of any person or any loss of or damage to any property caused by or resulting from any negligent act or omission of Tenant or any officer, agent, employee, guest, invitee or visitor of Tenant in or about the Premises or the Building, but the foregoing provision shall not be construed to make Tenant responsible for injuries to third parties caused by the negligence of Landlord or any agent, offices, guest, invitee, visitor or employee of landlord. The Landlord shall remain responsible for any injury to, or death of any person or any loss of or damage to property sustained by any person whatsoever which may be caused by the Building or any equipment or appurtenances thereto or thereof being or becoming defective or out of repair. Landlord shall be and remain liable for the negligent acts or omissions of Landlord, its agents, offices, guests, invitees, visitors and employees.

                            ARTICLE XI.  INSOLVENCY, ETC.

     If leasehold interest of Tenant be levied upon under execution or be attached, or if any voluntary or involuntary petition or similar pleading under any Act of Congress relating to bankruptcy shall be filed by or against Tenant or a majority of Tenant's shareholders, or if any voluntary proceedings in any court OR tribunal shall be instituted by or against Tenant or the majority of its shareholders to declare Tenant or the majority of its shareholders insolvent or unable to pay debts of Tenant or the majority of its shareholders, or if Tenant makes an assignment for the benefit of creditors, or if a receiver be appointed for any property of Tenant, which filing, proceeding, assignment or appointment is not dismissed or cancelled within sixty (60) days after the institution of same, or if Tenant shall default in payment of any other debt or obligation to Landlord within ten (10) days of Tenant's receipt of written notice from Landlord, then in such event Landlord may, if Landlord so elects and with or without notice of such election and with or without any demand whatsoever, forthwith terminate this Lease upon notice to Tenant, and upon such termination all rights of Tenant hereunder shall thereupon cease and Tenant shall surrender possession and vacate the Premises immediately.

                                ARTICLE XII.  REMEDIES

     SECTION 1. If at any time Tenant shall (a) fail to remedy any default in the payment of any sum due under this Lease for ten (10) days after notice; (b) fail to remedy any default with respect to any other of these provisions, covenants or conditions of this Lease to be kept or performed by Tenant, within thirty (30) days after notice (or, in the event the default is of such a nature that it cannot be remedied within said thirty (30) day period, then such additional time as may be necessary for Tenant to cure such default, within the thirty (30) day period and thereafter diligently prosecutes the same to completion); or (c) vacate or abandon the Premises, or fail to conduct its business therein without continuing to make rental payments hereunder, for a period of five (5) consecutive business days, and then fail to reoccupy and reestablish the conduct of business in the Premises within ten (10) days following the date of written notice from Landlord of such failure; then Landlord shall have all such rights and remedies as are provided by law in respect of such default, including, at Landlord's election, the right to terminate this Lease, and all Tenant's rights hereunder shall be terminated.

     The liability of Tenant for the Rent, and other payments provided for herein shall not be extinguished for the balance of this Lease, and Tenant shall make good to Landlord any deficiency arising from such reletting of the Premises, plus the costs and expenses of renovating, altering and reletting the Premises, and including attorneys' fees or brokers' fees incident to Landlord's reentry or reletting. Tenant shall pay any such deficiency each month, as the amount thereof is ascertained by Landlord, or, at Landlord's option, Landlord may recover, in addition to any other sums, the amount at the time of judgement by which the unpaid Rent, and other payments for the balance of the term, after judgement, exceeds the amount thereof which Tenant proves could be reasonably avoided, discounted at the rate of 7%. In reletting the Premises, Landlord may grant rent concessions and Tenant shall not be credited therefor. Nothing herein shall be deemed to affect the right of Landlord to recover for indemnification under Article X herein arising prior to the termination of this Lease.

     SECTION 2. Landlord shall in no event be in default in the performance of any of its obligations in this Lease contained unless and until Landlord shall have failed to perform such obligation within thirty (30) days, or such additional time as is reasonably required to correct any such default after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

                               ARTICLE XIII.  INSURANCE

     SECTION 1. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant and at all times during possession thereof, Tenant will procure and maintain in full force and effect, at its sole cost and expense, the following types of insurance, in the minimum amounts specified below:

     A. PUBLIC LIABILITY AND PROPERTY DAMAGE. Personal injury liability, bodily injury liability and property damage insurance in a single limit of not less than One Million Dollars ($1,000,000), of which insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property as provided in Article X hereof. All of such insurance shall be primary and noncontributing with any insurance which may be carried by Landlord. The adequacy of the coverage afforded by said liability and property damage insurance shall be subject to review by Landlord from time to time, and Landlord retains the reasonable right to increase or decrease said limits at such times.

     B. TENANT IMPROVEMENTS. Insurance covering all of the lease-hold improvements, (excepting only the structural components of the Building and demising partitions), and Tenant's trade fixtures, and personal property from time to time in and/or upon the Premises, in an amount of not less than the full replacement cost thereof without deduction for depreciation, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the applicable provisions herein. If the Premises shall not be repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall received from such insurance proceeds and amount equal to the replacement cost of the Tenant's leasehold improvements.

     C. BUSINESS INTERRUPTION. Business interruption insurance with sufficient coverage to provide for payment of rent and other fixed costs during any interruption of Tenant's business by reason of fire or other similar cause.

     SECTION 2. All policies shall be for the mutual and joint benefit and protection of Landlord and Tenant, with Landlord being named as an additional insured. Certificates of such policies shall be delivered to Landlord within ten
(10) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents, and employees by reason of the acts, omissions and/or negligence of Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance must contain a provision that the company writing said policy will give to Landlord thirty (30) days' notice, in writing, in advance of any cancellation or lapse, or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Landlord may, from time to time, request Tenant to provide Landlord with a certified copy of all insurance coverage carried by Tenant.

     SECTION 3. Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the term of this Lease on the amount of insurance maintained in force by Landlord on the Building, of which the Premises are a part, resulting from Tenant doing any act in or about said Premises which does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload on the electrical lines of the Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. If at any time Landlord believes that activities of Tenant in the Building will or may cause increases in insurance rates applicable to Landlord's insurance on the Building, Landlord shall provide Tenant within thirty (30) days' prior notice of such belief and the specific activity involved, and Tenant shall be entitled to cease or otherwise cure any such activity within such period and thereby avoid any charge for any such increase; provided, however, that Tenant shall not be required to comply with any requirement which is not a valid legal requirement.

                                 ARTICLE XIV.  LIENS

     Tenant shall keep the Premises free and clear of, and shall indemnify Landlord against all mechanics' liens and other liens on account of work done for or materials , supplies and equipment furnished to Tenant by persons claiming under it for maintenance, repairs and alterations. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in investigating, defending or clearing such lien to be cleared within thirty (30) days of filing of same unless Tenant shall have provided security acceptable to landlord against any loss to Landlord on account thereof. As a condition to Landlord's consent pursuant to Article VII, Landlord may require Tenant to provide Landlord with reasonable payment and performance bonds of those persons contracted by Tenant to perform work on or in the Premises that could be the subject of such a lien in order to protect the Premises, the Landlord, and any mortgagee from and against liens of mechanics and materialmen performing work in or providing services and equipment to the Premises.

                   ARTICLE XV.  ASSIGNMENT; SUBLETTING; MORTGAGING

     SECTION 1. Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part of Tenant's interest in this Lease, or sublet the Premises or any part thereof, without first obtaining in each and every instance Landlord's prior written consent. Subject to the foregoing, Tenant shall not assign, transfer or sublet the Premises, or any part thereof, at a rent to Assignee, Transferee or Sublessee, greater than Tenant's rent. Any transfer of this Lease by merger, consolidation, or liquidation, or any change in the ownership of, or power to vote the majority of its outstanding voting stock resulting in a change in ownership of more than 50% of the total issued and outstanding shares of Tenant shall constitute an assignment for the purposes of this paragraph. If consent is once given by Landlord to any such assignment or subletting, such consent shall not operate as a waiver of the necessity for obtaining Landlord's consent to any subsequent assignment or subletting. Any legal costs incurred by Landlord related to such assignment or subletting shall be paid by Tenant to Landlord upon demand. Tenant shall provide Landlord with executed copies of any Assignment. Transfer or Sublease Agreement entered into as provided herein. Notwithstanding the provisions of Article XV of this Lease, Tenant shall have the right to assign its interest in this lease, or enter into a sublease of all or a portion of the Premises, without the prior consent of the Landlord, if such assignment or sublease is made to a corporation under common control with Tenant or to a subsidiary or successor to Tenant by merger or by change of name.

                          ARTICLE XVI.  ESTOPPEL CERTIFICATE

     Tenant shall at any time and from time to time execute, acknowledge and deliver to Landlord a statement in writing, if true to the best of Tenant's knowledge, certifying: (a) that this Lease is unmodified and in full force and effect (or if there has been any modification hereof that the same is in full force and effect as modified and stating the nature of the modification or modifications); (b) that to the best of its knowledge Landlord is not in default under this Lease (or if any such default exists the specific nature and extent thereof); and (c) the date to which rent and other charges have been paid in advance, if any.

                                 ARTICLE XVII.  TAXES

     SECTION 1. Tenant shall pay before delinquency any and all taxes and assessments, and license, sales, business, occupation or other taxes, fees or charges levied, assessed or imposed upon its business operations in the Premises.

     SECTION 2. Tenant shall pay before delinquency any and all taxes and assessments levied, assessed or imposed upon its trade fixtures, leasehold improvements, merchandise and other personal property in, on, or upon the Premises.

     SECTION 3. In the event any taxes, fees or charges referred to in the preceding Section 1 and/or Section 2 shall be assessed, levied or imposed upon or in connection with the business or property of Landlord, such assessment, taxes, fees or charges shall be paid by Tenant to Landlord promptly upon Landlord's request for such payment.

     SECTION 4. Landlord shall pay before delinquency any and all costs and expenses of every kind and nature for real estate ad valorem taxes, and/or fees, assessments, charges or payments in lieu thereof, to the Commonwealth of Kentucky, and/or any political subdivision thereof, including, without limitation, Jefferson County, and/or any city, municipality, agency or special district, the Jefferson County School Board, Louisville Water Company, and/or the Louisville and Jefferson County Metropolitan Sewer District, whether general or special assessments, including, but not limited to, sewer rents, rates and charges; drainage fees; water charges; taxes based upon the receipt of rent; and any other federal, state or local government charge, general, special, ordinary or extra--ordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's net income or profits, unless the same is imposed in lieu of real estate taxes), which may now or hereafter be levied or assessed against the Building or the land on which the Building and appurtenant parking areas and driveways are located. If at any time during the term of this Lease the method of taxation then prevailing shall be altered so that any new tax, assessment, levy, imposition or charge shall be imposed upon Landlord in place or partly in place of any such taxes and shall be measured by or be based in whole or in part upon the Building or the rents or other income therefrom, then all such new taxes, assessments, levies, imposition or charge shall be imposed upon Landlord in place or partly in place of any such taxes and shall be measured by or be based in whole or in part upon the Building or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are measured or based, shall be included in the definition of Landlord's costs and expenses within the meaning of this subparagraph. Tenant shall only be directly responsible for taxes, if any, on its personal property and on the value of its special leasehold improvements exclusive of standard building improvements.

                          ARTICLE XVIII.  PRIORITY OF LEASE

     This Lease shall, unless Landlord otherwise elects, be subordinate to any and all mortgages and other security instruments now existing, or which may hereafter be made covering the Building and/or the real property underlying the same or any portion or portions thereof, and for the full amount of all advances made or to be made thereunder (without regard to the time or character of such advances), together with interest thereon, and subject of all the terms and provisions thereof and to any renewals, extensions, modifications and consolidations thereof, except the Landlord and any such mortgagee or security instrument holder hereby agree that Tenant's rights under this Lease shall not be disturbed absent a default hereunder and Tenant covenants within thirty (30) days of demand to make, execute, acknowledge and deliver upon request any and all documents or instruments reasonably demanded by Landlord which are or may be necessary or proper for more fully and certainly assuring the subordination of this Lease to any such mortgages or other security instruments as long as said mortgagee or security instrument holder agrees in writing not to disturb the rights of Tenant under this Lease absent a default hereunder, and, provided, however, that any person or persons purchasing or otherwise acquiring any interest at any sale and/or other proceedings under such mortgages or other security instruments shall continue this Lease in full force and effect in the same manner, and with like effect, as if such person or persons had been named as Landlord herein, and this Lease shall continue in full force and effect as aforesaid, and Tenant hereby shall continue in full force and effect as aforesaid, and Tenant hereby attorns and agrees to attorn to such person or persons so long as said person or persons agrees not to disturb the rights of Tenant under this Lease absent a default hereunder.

               ARTICLE XIX.  FIXTURES AND PERSONAL PROPERTY; SURRENDER

     SECTION 1. Upon the termination of this Lease, Tenant shall surrender to Landlord the Premises (including, without limitation, all non-moveable leasehold improvements) in good condition and repair reasonable wear, tear and damage by casualty not caused by Tenant or its agents or employees excepted. All improvements, additions, and fixtures installed in such a manner that removal of same will cause damage to the Premises, made or installed from time-to-time by Landlord to, in, upon, or about the Premises, including, but not limited to, all recessed lighting fixtures, shall be the property of Landlord and upon any such termination, shall be surrendered to Landlord by Tenant without any injury, damage or disturbance thereto or payment thereof.


     SECTION 2. All fixtures, furniture, movable partitions, machinery, equipment and other personal property installed or placed in said Premises at the cost of or by Tenant shall at all times remain, be considered and treated as the personal property of Tenant and in no sense part of the real estate, and Tenant shall have the right at any time during the term of this Lease and any extension thereof, or within a period of ten (10) days after any termination hereof to remove the same or any part thereof from said Premises, provided, however, that upon the removal of any such personal property, Tenant agrees to restore the area from which the same has been removed to substantially the same condition as it was prior to the installation thereof and to the extent necessary to keep Premises in a leasable and usable condition for future tenants. If Tenant fails to remove any such personal property, Landlord may at Landlord's option retain all or any of such property and title thereto shall thereupon vest in Landlord, Landlord may remove from the Premises and dispose of in any manner all or any of such property, in which latter event Tenant shall, upon demand, pay to Landlord the reasonable actual expense of such removal and disposition, and the cost of repair of any and all damage to the Premises resulting from or caused by such removal.

                            ARTICLE XX.  HOLD OVER TENANCY

     If Tenant shall, without execution of a new Lease or written extension, and with consent of Landlord, hold over after the expiration of the terms of this Lease, such tenancy shall be a month-to-month tenancy, which may be terminated as provided by law. During such tenancy, Tenant shall pay to Landlord the greater of (a) the rental rate then being quoted by Landlord for comparable space in the Building; or (b) an amount equal to 150% of the Rent as defined in
Article III thereafter. During such tenancy, Tenant shall be bound by all of the terms, covenants, and conditions as herein specified, as far as applicable; provided, however that if Tenant fails to surrender the Premises upon the termination of this Lease, in addition to any other liabilities to Landlord arising therefrom Tenant shall indemnify and hold Landlord harmless from reasonable, consequential and foreseeable loss or liability resulting from such failure, including any claims made by any succeeding Tenant founded on such failure.


                         ARTICLE XXI.  WAIVER OF SUBROGATION

     Landlord and Tenant each releases and relieves the other and on behalf of its insurer(s) waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion, or any other perils generally described in the "extended coverage" insurance endorsements used in Louisville which occur in, on or about the Building and/or the Premises, whether due to the negligence of such other party, its agents or employees, or otherwise.

                                ARTICLE XXII.  NOTICES

     Wherever in this Lease it shall be required or permitted that notice, approval, advice, consent or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and forwarded by certified or registered mail, addressed as follows:

     TO LANDLORD:   Republic Corporate Center
                    Louisville, Kentucky  40202-2700
                    Attention: Mr. Steve Trager

     TO TENANT:     At the Premises

     Either party may change such address by written notice by certified or registered mail to the other. Notice shall be deemed given when received or refused by the recipient.

                     ARTICLE XXIII.  RIGHTS RESERVED BY LANDLORD

     SECTION 1. Landlord shall have the sole and exclusive right to designate (and from time to time, in its discretion, re-designate) the name, address, number and/or designation of the Building.

                             ARTICLE XXIV.  CONDEMNATION

     In the event that during the term of this Lease the Premises as identified in Article I, Section 1 hereof, or any part thereof, or the use or possession thereof, is taken in condemnation proceedings or by any right of eminent domain or for any public or quasi-public use, this Lease and the term hereby granted shall terminate and expire on the date when possession shall be taken by the condemnor, and rent and all other charges payable hereunder shall be apportioned and paid in full up to that date and all prepaid unearned rent and all other charges payable and paid in full up to that date and all prepaid unearned rent and all other charges payable hereunder shall forthwith be repaid by Landlord to Tenant, and Tenant shall not be liable to Landlord for rent or any other charges payable hereunder, damage, or otherwise, for, or by reason of any matter or thing occurring thereafter. In the event of any condemnation affecting the Premises, Landlord shall be entitled to receive its entire award without deduction for any interest of Tenant in the Premises, but Tenant shall have the right to make a separate claim against the condemning authority for, and to receive therefor, (i) any moving expenses incurred by Tenant as a result of such condemnation; (ii) any costs incurred or paid by Tenant in connection with any alterations or improvements made by Tenant to the Premises; (iii) the value of any of Tenant's property taken; (iv) Tenant's loss of business income; and (v) any other separate claim which Tenant may hereafter be permitted to make under applicable law; provided, however, that such other separate claims shall not reduce or adversely affect the amount of Landlord's award.

                        ARTICLE XXV.  MISCELLANEOUS PROVISIONS

     SECTION 1. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or co-owners, at the time in question, of the Premises, and in the event of any transfer or transfers of the title to the Premises, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance or any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed except for any payments of rents or other monies previously paid to Landlord unless the successor agrees in writing to assume said monies maintenance obligations.

     SECTION 2. The captions of Articles of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

     SECTION 3. The terms "Landlord and Tenant", wherever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine, and if there be more than one, the obligations hereof shall be joint and several.

     SECTION 4. The word "person" and the word "persons" wherever used in this Lease shall both include individuals, partnerships, firms, associations, and corporations of any other form of business entity.

     SECTION 5. The various rights, options, elections, powers, and remedies contained in this Lease shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which either party might otherwise have in the event of breach or default in the terms thereof, and the exercise of one right or remedy by such party shall not impair its right to any other right or remedy until all obligations upon the other party have been fully performed.

     SECTION 6. Time is of essence with respect to the performance of each of the covenants and agreements under this Lease.

     SECTION 7. Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and, except as set forth in
Section 1 of this Article and as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors, and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering or sub-letting of all or any part of Tenant's interest in this Lease.

     SECTION 8. This Lease shall be interpreted in accordance with the law of the Commonwealth of Kentucky.

     SECTION 9. No waiver of any default by Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. The acceptance by Landlord of rent with knowledge of the breach of any of the covenants of this Lease by Tenant shall not be deemed a waiver of any such breach. One or more waivers of any breach of any covenant, term or condition of this Lease shall not be construed as a waiver of any subsequent breach of the same covenants, term of condition. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

     SECTION 10. If Tenant shall default in the performance of any covenant on its part to be performed by virtue of any provisions of this Lease, Landlord may, after any notice and the expiration of any period with respect thereto as required pursuant to the applicable provisions of this Lease, perform the same for the account of Tenant. If Landlord, at any time, is compelled to pay or elects to pay any sum of money or do any acts which would require the payment of any sum of money by reason of the failure of Tenant, after any notice and the expiration of any period with respect thereto, as required pursuant to the applicable provisions of the Lease, to comply with any provisions of this Lease, the sum or sums so paid by Landlord with all interest, costs and damages, shall be deemed to be additional rental hereunder and shall be due from

Tenant to Landlord on the first day of the month following the incurring of such respective expenses, except as otherwise herein specifically provided.

     SECTION 11. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent, additional rent or other payments hereunder or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for actually incurred attorneys' fees in such suit, at trial and on appeal, and such attorneys' fees shall be deemed to have accrued on the commencement of such action.

     SECTION 12. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Premises and Tenant's licensed use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements of this Lease cannot be altered, changed, modified or added to except in writing signed by Landlord and Tenant. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented on Landlord's behalf, either orally or in writing (except this Lease) has induced Tenant to enter into this Lease.

     SECTION 13. Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

     SECTION 14. Except with respect to those conditions, covenants and agreements of this Lease which by their nature could only be applicable after the commencement of, during or throughout the term of this Lease, all of the other conditions, covenants and agreements of this Lease shall be deemed to be effective as of the date of execution of this Lease.

     SECTION 15. Landlord and Tenant each represents and warrants to the other that it has not engaged any broker, finder or other person who would be entitled to any commission or fee in respect of the negotiation, execution or delivery of this Lease and shall indemnify each other against loss, cost, liability, or expense incurred by either as a result of any claim asserted by any such broker, finder or other person on the basis on any arrangements or agreements made or alleged to have been made by or on behalf of either Landlord or Tenant, as the case may be, in breach of the foregoing warranty.

     SECTION 16. Tenant shall have a right of first refusal on adjacent space on the sixth floor. Tenant shall have seven (7) days to respond to exercise their right after Tenant has received written notice from Landlord that Landlord has received a written offer to lease. Should Tenant exercise the right to take the space, the Lease term shall be coterminous with this Lease and Rent shall be $15 per rentable square foot. In lieu of a tenant improvement allowance, Landlord will provide rental abatement equal to $.25 per month of the remaining term applicable to the first rents due on the space.

     SECTION 17. Tenant will conduct its move after Republic Bank & Trust Company's business hours (anytime after 5:30 p.m.) or on a weekend.

     SECTION 18. Tenant shall have the right to install conforming signage on the doorway to the Premises, and listing on the Building Directory. All such signage shall be subject to Landlord's approval.

     SECTION 19. Landlord shall provide Tenant with keys to the Building and Premises. Tenant shall maintain a log of persons in possession of each key. In the event Tenant is unable to identify the location of any key, or one of Tenant's employees terminates his/her employment with Tenant and fails to return a key, Landlord may, for security reasons, change the locks on the Building and reissue new keys to all the Building's Tenants at Tenant's expense.

     SECTION 20. Tenant will pay for tenant improvements at its cost and expense.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the day and year first above written.


ATTEST:                            TEECO PROPERTIES



                                   BY:
------------------------------        ---------------------------


ATTEST:                            REPUBLIC BANK & TRUST COMPANY



                                   BY:
------------------------------        --------------------------------



                                      --------------------------------

                                      EXHIBIT A
                                RULES AND REGULATIONS


1. No advertisement, sign, lettering, notice or device shall be placed in or upon the Premises or the Building, including any windows, walls and exterior doors, except such as may be approved in writing by Landlord.

2. Lettering upon the doors as required by Tenant shall be made by the sign company designated by Landlord, but the cost shall be paid by Tenant. The directories of the Building will be provided exclusively for the display of the name and location of Tenant and its designated representative only, and Landlord reserves the right to exclude any other names therefrom.

3. No additional locks shall be placed upon any doors of the Premises, and Tenant agrees not to have any duplicate keys made without the consent of Landlord. If more than two keys for any door lock are desired permission from Landlord will have to be given and, such additional keys shall be paid for by Tenant. Upon termination of this Lease, Tenant shall surrender all keys.

4. No furniture, freight, supplies not carried by hand or equipment of any kind shall be brought into or removed from the Building without the consent of Landlord. Landlord shall have the right to limit the weight and size and to designate the position of all safes and other heavy property brought into the Building. Such furniture, freight, equipment, safes and other heavy property shall be moved in or out of the Building only at the times and in the manner permitted by Landlord. Landlord will not be responsible for loss of or damage to any of the items above referred to, and all damage done to the Premises or the Building by moving or maintaining any of such items shall be repaired at the expense of Tenant. Any merchandise not capable of being carried by hand shall utilize hand trucks equipped with rubber tires and rubber side guards.

5. The entrances, corridors, stairways and elevators shall not be obstructed by Tenant, or used for any other purpose than ingress or egress to and from Premises. Tenant shall not bring into or keep any animal within the Building, or any bicycle or other type of vehicle.

6. Tenant shall not disturb other occupants of the Building by making an undue or unseemly noise, or otherwise. Tenant shall not, without Landlord's prior written consent, install or operate in or on Premises any machine or machinery causing noise or vibration perceptible outside the Premises, electric heater, stove or machinery or any kind or carry on any mechanical business thereon, or keep or use thereon oils, burning fluids, camphene, kerosene, naphtha, gasoline, or other coustible materials. No explosives shall be brought into the Building.

7. Tenant shall not mark, drive nails, screw or drill into woodwork or plaster, paint or in any way deface the Building or any part thereof, or the Premises or any part thereof, or fixtures therein. The expense of remedying any breakage, damage or stoppage resulting from a violation of this rule shall be borne by Tenant.

8. If Tenant installs upon the Premises any electrical equipment which constitutes an overload on the electrical line serving the Premises or the Building, Tenant shall make all necessary changes to reduce such overload, or at the option of Landlord, eliminate such equipment as Landlord deems necessary to reduce the electrical capacity required to serve the Premises.

9. Canvassing, soliciting, and peddling in the Building is prohibited and Tenant shall cooperate to prevent such activity.

10. The requirements of Tenant will be attended to only upon application at the Landlord's office in the Building. Building employees shall not perform any work or do anything outside of the regular duties, except on issuance of special instructions from the office of the Building. If the Building employees are made available for the assistance of Tenant, Landlord shall be paid for their services by Tenant at reasonable hourly rates. No Building employee will admit any person (Tenant or otherwise) to any office without specific instructions from the office of the Building.

11. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Sundays, legal holidays, and between the hours of 7:00 p.m. of any day and 7:00 a.m. of the following day, and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of the tenants. Tenant shall have 24-hour access to the Premises.